SCHEDULE 14A
                               (RULE 14A-101)
                          SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

Filed by the Registrant   (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

(  )  Preliminary Proxy Statement

(  )  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
      RULE 14A-6(E)(2))

(  )  Definitive Proxy Statement

(  )  Definitive Additional Materials

(X )  Soliciting Material Pursuant to Rule 14a-12

                             FILING BY:


                           US AIRWAYS GROUP, INC
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

   -------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

( X ) No fee required

( )   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------


      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------

      (5)   Total fee paid:

            --------------------------------------------------------------

( ) Fee paid previously with preliminary materials.

      ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

            --------------------------------------------------------------


      (2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------

      (3)   Filing Party:

            --------------------------------------------------------------

      (4)   Date Filed:

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          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                               JUNE 14, 2000




[US AIRWAYS LOGO]                               NEWS RELEASE
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                                                Arlington, VA  22227

                                                Contact:
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                     WOLF SAYS US AIRWAYS-UNITED MERGER
                TO EXPAND BENEFITS OF AFFORDABLE AIR TRAVEL

      WASHINGTON, D.C., June 13, 2000 - US Airways Chairman Stephen M. Wolf told a key Congressional committee today that the merger of US Airways and United Airlines will expand the benefits of affordable air travel to millions of Americans.

      This merger "will create the first airline of the 21st century. It will be a milestone in commercial aviation, joining the complementary systems and assets of two veteran and successful carriers to create the nation's and the world's most efficient and comprehensive route network, much to the benefit of the customers and communities we serve," Wolf said in testimony prepared for the House Committee on Transportation and Infrastructure.

      "Just as the great airlines that emerged from the onset of deregulation have brought the benefits of affordable air travel to millions of Americans, so will those benefits be expanded even further in the 21st century evolution of this system," Wolf said.

      "And just as the first era of deregulation spawned new and powerful forces such as Southwest Airlines, so, too, can we expect to see a new competitive spirit emerge in coming decades as new opportunities arise."

      Wolf said United Airlines is the "ideal partner" to give customers and communities served by US Airways immediate expanded service across the breadth of North America and the Caribbean and to Europe, Asia and South America.

      By gaining convenient access to international destinations, communities such as Rochester, Tampa and Charleston as well as hubs such as Charlotte, Pittsburgh and Philadelphia "will see traffic multiply and business opportunities flourish."

      Wolf pointed to the creation of DC Air, which will serve Washington's Reagan National Airport, as another example of the immediate competitive impact of the merger.

      DC Air will be "the nation's largest minority-owned airline and will bring about the most significant pro-competitive change since slot controls were initiated at Washington National in 1968."

      Wolf noted that DC Air will be only the latest of new and highly competitive carriers that have emerged in the era of deregulation.

      "In the eastern United States alone, regional and low-cost carriers such as Southwest, Delta Express, AirTran and JetBlue have transformed the landscape and significantly expanded consumer choice," Wolf said.

      "All signs indicate that this trend is likely to continue; the merger of US Airways and United will not interrupt it, but will augment it. We will spark growth industry wide."

      It is in the new global marketplace, however, that the real impact of the merger will be felt, Wolf said.

      "The new merged airline is positioned to compete head to head with the leading carriers of Europe and Asia, as these airline are undergoing a similar trans formation. Allowing U.S. customers to respond to the new global market, we can bolster the world leadership of our industry. This merger is an important step in doing so," Wolf said.

                    *             *             *

      In connection with the merger of US Airways with a wholly-owned subsid iary of UAL Corporation, US Airways will be filing a proxy statement with the United States Securities and Exchange Commission (the "SEC"). STOCKHOLDERS OF US AIRWAYS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPOR TANT INFORMATION. Information concerning participants in the solicitation of proxies by US Airways from stockholders to approve the merger is contained in the
Schedule 14A filed by US Airways with the SEC on May 25, 2000.